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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of National Propane Partners, L.P. on Form S-1 of our report dated March 13, 1996, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings 'Selected Historical and Pro Forma Consolidated Financial and Operating Data' and 'Experts' in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Cedar Rapids, Iowa
January 10, 1997

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